UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

TRAVERE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2026, Travere Therapeutics, Inc. (the “Company”) entered into a license and collaboration agreement (the “Agreement”) with Everest Medicines (Singapore) Pte. Ltd. (“Everest”), pursuant to which Everest grants an exclusive license to the Company for the development and commercialization of civorebrutinib (also known as EVER001), a covalent reversible Bruton’s tyrosine kinase (“BTK”) inhibitor, and products containing civorebrutinib (“Products”) for any and all prophylactic, diagnostic and therapeutic uses and treatment of diseases and disorders (the “Field”) in all countries outside of China and certain countries in East and Southeast Asia (the “Territory”).

Under the Agreement, the Company is granted (a) an exclusive, royalty-bearing license, with the right to grant sublicenses, under certain patents and know-how owned or controlled by Everest solely to make, have made, import, have imported, export, have exported, distribute, have distributed, use, have used, sell, have sold, offer for sale, or have offered for sale, including to develop, manufacture, and commercialize (“Exploit”), civorebrutinib and Products in the Field in the Territory; and (b) a non-exclusive license under certain patents and know-how owned or controlled by Everest to research, conduct non-clinical development for, or manufacture or have manufactured civorebrutinib and Products outside of the Territory solely for the purpose of Exploiting the Products in the Field in the Territory. The license granted to the Company by Everest includes a sublicense to certain patents and know-how owned by third parties, and the Company is required to comply with the terms and conditions of the relevant agreement between Everest and such third parties that are applicable to the Company as a sublicensee. In addition, until Everest has paid a fee to such third party licensors for uses of Products outside of the field of renal disease and conditions, the Company may not exercise its rights under the license with respect to any use outside of that field. Everest is obligated to make such payment following its receipt of the upfront payment from the Company described below. Under the terms of the Agreement, the Company grants to Everest a non-exclusive, fully paid, royalty-free license, with the right to grant sublicenses under intellectual property generated and owned by the Company under the Agreement to Exploit civorebrutinib and Products solely in the Field outside of the Territory.

The Company will collaborate and share development costs with Everest to conduct global clinical trials for Products. Except for such global trials, Everest’s ongoing clinical trial, and certain CMC development activities, the Company is responsible for development of Products in the Territory. The Company is solely responsible for commercialization of Products in the Territory. Under the terms of the Agreement, the Company is obligated to use commercially reasonable efforts to develop and, seek and obtain regulatory approval for at least one Product in the Field, and to commercialize Products, in the United States and additional major market countries. In addition, for a period of ten (10) years from the effective date of the Agreement, each party is prohibited from developing, manufacturing or commercializing any competing BTK product in the Field, subject to certain exceptions in the case of a change of control or acquisition.

Under the terms of the Agreement, the Company is obligated to pay Everest an upfront payment of $112.5 million. Everest is also eligible to receive up to approximately $1.03 billion in additional cash payments tied to specified clinical development, regulatory and commercial milestones across up to five indications. The Company is also obligated to pay Everest tiered royalties on net sales of Products in the Territory, ranging from high single-digit to double-digit percentages based on annual net sales thresholds. The royalties owed to Everest are subject to certain customary reductions. On a country-by-country and Product-by-Product basis, the Company’s obligation to pay royalties commences on the date of the first commercial sale of such Product in such country and continues until the latest of: (a) the expiration of the last-to-expire claim of a patent licensed to the Company by Everest that covers the composition of matter, formulations, or all approved methods of use set forth in the regulatory approval of such Product in such country; (b) the expiration of the regulatory exclusivity of the Product in such country; and (c) ten (10) years following the first commercial sale of such Product in such country.

The Agreement will become effective upon satisfaction of customary conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Agreement will remain in effect, unless terminated earlier, until the expiration of the royalty term for all Products in the Territory. Each party has the right to terminate the Agreement for the other party’s uncured material breach or insolvency. The Company has the right to terminate the Agreement in its entirety or on a region-by-region basis. The Company also has the right to terminate the Agreement, and be reimbursed for the upfront payment, if Everest does not timely complete its initial technology transfer obligations. Everest has the right to terminate the Agreement if the Company challenges any patent licensed to the Company by Everest, subject to certain customary exceptions. Everest also has the right to terminate the Agreement if the Company ceases all material development, manufacture and commercialization activities for Products for a continuous period of twelve (12) months or longer, subject to certain exceptions. Following early termination of the Agreement, the Company is required to grant a worldwide, exclusive license to Everest under the intellectual property generated by the Company under the Agreement to Exploit civorebrutinib and Products in the Field worldwide and to transfer or grant a right of reference to Everest for all regulatory filings and approvals for Products held by the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track,” “positioned,” “look forward to,” “will,” “would,” “may,” “might,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” or similar expressions. In addition, expressions of strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: statements and expectations regarding the potential of civorebrutinib to serve as a pipeline-in-a-product and to potentially become a best-in-class therapy across multiple immune-mediated kidney diseases, and its potential to provide differentiated efficacy, safety and convenience for the indications described herein; statements and expectations regarding the expected broad mechanistic applicability across diseases; statements and expectations regarding future treatment approaches and paradigms; statements and expectations regarding the clinical studies and data described herein; statements and expectations regarding potential future payments (including upfront, milestone and royalty payments) and potential development cost-sharing obligations and, as applicable, the potential achievement and timing thereof; statements and expectations regarding the activities of the Company’s partners and collaborators; and statements related to the estimated sizes of patient populations. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the license agreement with Everest, including the ability of the parties to obtain required regulatory approvals and satisfy other applicable conditions, and the ability of the Company to successfully advance the product through clinical trials toward potential future regulatory approval. The Company also faces risks and uncertainties related to its business and finances in general, the success of its commercial products, risks and uncertainties associated with its preclinical and clinical stage pipeline, risks and uncertainties associated with the regulatory review and approval process, risks and uncertainties associated with enrollment of clinical trials for rare diseases, and risks that ongoing or planned clinical trials may not succeed or may be delayed for safety, regulatory or other reasons. Specifically, the Company faces risks associated with the commercial launch of FILSPARI in FSGS and commercial investments in IgAN, the timing and potential outcome of its and its partners’ clinical studies, market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, risks related to the challenges of manufacturing scale-up, risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI, and risks and uncertainties related to the current administration, including but not limited to risks and uncertainties related to tariffs and the funding, staffing and prioritization of resources at government agencies including the FDA. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, including potential ANDA filings or patent challenges, and technological changes that may limit demand for the Company’s products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. In addition, such risks and uncertainties may include those described in the Company’s annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC, which are available at the Company’s website (www.travere.com) under “Investors & Media”. You are cautioned not to place undue reliance on any forward-looking statements as there are important factors that could cause actual results to differ materially from those in any forward-looking statements, many of which are beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to publicly update any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: June 2, 2026	By:	/s/ Eric Dube
	Name:	Eric Dube
	Title:	Chief Executive Officer